Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2009 Q4	2009 Q3 (14)	2009 Q2 (14)		2009 Q1 (10)(14)	2008 Q4
Earnings (Reported Basis)
Net Interest Income	$1,954.2	$2,005.2	$1,944.7		$1,793.0	$1,802.4
Non-Interest Income (2)	1,411.7	1,552.4	1,232.2	(5)	1,089.8	1,368.3

Total Revenue (1)	3,365.9	3,557.6	3,176.9		2,882.8	3,170.7
Provision for Loan Losses	843.7	1,173.2	934.0		1,279.1	2,098.9
Marketing Expenses	188.0	103.7	134.0		162.7	264.9
Restructuring Expenses	32.0	26.4	43.4		17.6	52.8
Goodwill Impairment Charge	—	—	—		—	810.9 (7)
Operating Expenses (3)	1,728.0	1,672.0	1,744.3	(11)	1,565.0	1,629.3

Income (Loss) Before Taxes	574.2	582.3	321.2		(141.6)	(1,686.1)
Tax Rate	29.7%	24.9%	28.8%		41.3%	17.2
Income (Loss) From Continuing Operations, Net of Tax	$403.9	$437.1	$228.8		$(83.1)	$(1,396.3)
Loss From Discontinued Operations, Net of Tax	(28.3)	(43.6)	(6.0)		(25.0)	(25.2)

Net Income (Loss)	$375.6	$393.5	$222.8		$(108.1)	$(1,421.5)

Net Income (Loss) Available to Common Shareholders (F)	$375.6	$393.5	$(276.9	)(13)	$(172.3)	$(1,454.3)

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$0.90	$0.97	$(0.64)		$(0.38)	$(3.67)
Loss From Discontinued Operations	$(0.07)	$(0.09)	$(0.01)		$(0.06)	$(0.07)

Net Income (Loss)	$0.83	$0.88	$(0.66)		$(0.44)	$(3.74)
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$0.89	$0.96	$(0.64)		$(0.38)	$(3.67)
Loss From Discontinued Operations	$(0.06)	$(0.09)	$(0.01)		$(0.06)	$(0.07)

Net Income (Loss)	$0.83	$0.87	$(0.66)		$(0.44)	$(3.74)
Dividends Per Common Share	$0.05	$0.05	$0.05		$0.375	$0.375
Tangible Book Value Per Common Share (period end)	$27.72	$26.86	$24.94		$23.91	$28.23
Stock Price Per Common Share (period end)	$38.34	$35.73	$21.88		$12.24	$31.89
Total Market Capitalization (period end)	$17,268.3	$16,064.2	$9,826.3		$4,806.6	$12,411.6
Common Shares Outstanding (period end)	450.4	449.6	449.1		392.7	389.2
Shares Used to Compute Basic EPS	450.0	449.4	421.9		390.5	389.0
Shares Used to Compute Diluted EPS	454.9	453.7	421.9		390.5	389.0

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$94,732	$99,354	$104,682		$103,242	$99,335
Average Earning Assets	$143,663	$145,280	$150,804		$145,172	$137,799
Average Assets	$169,856	$173,428	$177,628		$168,489	$161,968
Average Interest Bearing Deposits	$101,144	$103,105	$107,033		$100,886	$93,144
Total Average Deposits	$114,597	$115,883	$119,604		$112,137	$104,093
Average Equity	$26,518	$26,002	$27,668	(9),(12)	$27,004	$26,658 (9)
Return on Average Assets (ROA)	0.95%	1.01%	0.52%		(0.20)%	(3.45)%
Return on Average Equity (ROE)	6.09%	6.72%	3.31%		(1.23)%	(20.95)%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$90,619		$96,714		$100,940		$104,921		$101,018
Total Assets	$169,376		$168,432		$171,944		$177,431		$165,878
Interest Bearing Deposits	$102,370		$101,769		$104,121		$108,792		$97,327
Total Deposits	$115,809		$114,503		$116,724		$121,116		$108,621

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	(10)%		12%		34%		(2)%		(1)%
Non Interest Income Growth (annualized)	(36)%		104%		52%		(81)%		(77)%
Revenue Growth (annualized)	(22)%		48%		41%		(36)%		(38)%
Net Interest Margin	5.44%		5.52%		5.16%		4.94%		5.23%
Revenue Margin	9.37%		9.80%		8.43%		7.94%		9.20%
Risk Adjusted Margin (B)	6.07%		6.69%		5.46%		4.81%		6.17%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	8.23%		7.26%		7.34%		6.76%		7.84	%(8)
Efficiency Ratio (C)	56.92%		49.91%		59.12%		59.93%		59.74	%(8)

Asset Quality Statistics (Reported) (A)
Allowance	$4,127		$4,513		$4,482		$4,648		$4,524
Allowance as a % of Reported Loans Held for Investment	4.55	%(4)	4.67	%(4)	4.44	%(4)	4.43	%(4)	4.48%
Net Charge-Offs	$1,185	(4)	$1,127	(4)	$1,119	(4)	$1,138	(4)	$1,045
Net Charge-Off Rate	5.00	%(4)	4.54	%(4)	4.28	%(4)	4.41	%(4)	4.21%
30+ day performing delinquency rate	4.13	%(4)	4.12	%(4)	3.71	%(4)	3.65	%(4)	4.37%

Full-time equivalent employees (in thousands)	25.9		26.0		26.6		27.5		23.7

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2009 Q4		2009 Q3 (14)		2009 Q2 (14)		2009 Q1 (10)(14)		2008 Q4
Earnings (Managed Basis)
Net Interest Income	$3,170.1		$3,212.0		$2,957.4		$2,750.0		$2,767.9
Non-Interest Income (2)	1,198.9		1,372.7		1,189.5	(5)	985.7		1,183.2

Total Revenue (1)	4,369.0		4,584.7		4,146.9		3,735.7		3,951.1
Provision for Loan Losses	1,846.8		2,200.3		1,904.0		2,132.0		2,879.3
Marketing Expenses	188.0		103.7		134.0		162.7		264.9
Restructuring Expenses	32.0		26.4		43.4		17.6		52.8
Goodwill Impairment Charge	—		—		—		—		810.9	(7)
Operating Expenses (3)	1,728.0		1,672.0		1,744.3	(11)	1,565.0		1,629.3

Income (Loss) Before Taxes	574.2		582.3		321.2		(141.6)		(1,686.1)
Tax Rate	29.7%		24.9%		28.8%		41.3%		17.2%
Income (Loss) From Continuing Operations, Net of Tax	$403.9		$437.1		$228.8		$(83.1)		$(1,396.3)
Loss From Discontinued Operations, Net of Tax	(28.3)		(43.6)		(6.0)		(25.0)		(25.2)

Net Income (Loss)	$375.6		$393.5		$222.8		$(108.1)		$(1,421.5)

Net Income (Loss) Available to Common Shareholders (F)	$375.6		$393.5		$(276.9	)(13)	$(172.3)		$(1,454.3)

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$138,184		$143,540		$148,013		$147,182		$146,586
Average Earning Assets	$183,899		$185,874		$191,208		$186,614		$182,660
Average Assets	$210,425		$214,655		$218,402		$210,169		$207,232
Return on Average Assets (ROA)	0.77%		0.81%		0.42%		(0.16)%		(2.70)%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$136,803		$140,990		$146,117		$149,730		$146,937
Total Assets	$212,143		$209,683		$214,174		$219,958		$209,840
Tangible Assets (D)	$198,037		$195,566		$200,008		$205,756		$197,337
Tangible Common Equity (E)	$12,483		$12,075		$11,200		$9,388		$10,989
Tangible Common Equity to Tangible Assets Ratio (H)	6.30%		6.17%		5.60	%(6)	4.56%		5.57%
% Off-Balance Sheet Securitizations	34%		31%		31%		30%		31%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	(5)%		34%		30%		(3)%		(17)%
Non Interest Income Growth (annualized)	(51)%		62%		83%		(67)%		(43)%
Revenue Growth (annualized)	(19)%		42%		44%		(22)%		(25)%
Net Interest Margin	6.90%		6.91%		6.19%		5.89%		6.06%
Revenue Margin	9.50%		9.87%		8.68%		8.01%		8.65%
Risk Adjusted Margin (B)	4.74%		5.23%		4.31%		3.74%		4.65%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.64%		5.02%		5.19%		4.74%		5.31	%(8)
Efficiency Ratio (C)	43.85%		38.73%		45.29%		46.25%		47.94	%(8)

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$2,188	(4)	$2,155	(4)	$2,087	(4)	$1,991	(4)	$1,826
Net Charge-Off Rate	6.33	%(4)	6.00	%(4)	5.64	%(4)	5.41	%(4)	4.98%
30+ day performing delinquency rate	4.73	%(4)	4.55	%(4)	4.10	%(4)	4.10	%(4)	4.49%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2009—$490.4 million, Q3 2009—$517.0 million, Q2 2009—$571.9 million, Q1 2009—$544.4 million and Q4 2008—$591.0 million.

(2)	Includes the impact from the change in fair value of retained interests, including the interest-only strips, of increases of $55.3 million in Q4 2009 and $37.3 million in Q3 2009, and decreases of $114.5 million in Q2 2009, $128.0 million in Q1 2009 and $158.2 million in Q4 2008.

(3)	Includes core deposit intangible amortization expense of $53.8 million in Q4 2009, $55.5 million in Q3 2009, $57.2 million in Q2 2009, $49.4 million in Q1 2009 and $46.0 million in Q4 2008, and integration costs of $22.1 million in Q4 2009, $10.7 million in Q3 2009, $8.8 million in Q2 2009, $23.6 million in Q1 2009 and $3.2 million in Q4 2008.

(4)	Allowance as a % of Reported Loans Held for Investment, Net Charge-off Rate and 30+ Day Performing Delinquency Rate on both a Reported and Managed basis include period end loans held for investment and average loans held for investment acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition. The reported and managed metrics excluding such loans are as follows. The net charge-off dollars were unchanged.

	Q4 2009	Q3 2009(14)	Q2 2009(14)	Q1 2009(14)
CCB period end acquired loan portfolio (in millions)	$7,250.5	$7,885.0	$8,643.5	$8,858.9
CCB average acquired loan portfolio (in millions)	$7,511.9	$8,028.8	$8,498.9	$3,072.8
Allowance as a % of reported loans held for investment	4.95%	5.08%	4.86%	4.84%
Net charge-off rate (Reported)	5.44%	4.94%	4.65%	4.54%
Net charge-off rate (Managed)	6.70%	6.36%	5.98%	5.53%
30+ day performing delinquency rate (Reported)	4.49%	4.48%	4.06%	3.99%
30+ day performing delinquency rate (Managed)	4.99%	4.82%	4.36%	4.36%

(5)	In Q2 2009 the Company elected to convert and sell 404,508 shares of MasterCard class B common stock and recognized a gain of $65.5 million in non-interest income from the transaction.

(6)	The Q2 2009 TCE ratio reflects the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share.

(7)	In Q4 2008 the Company recorded impairment of goodwill in its automobile business of $810.9 million.

(8)	Excludes the impact of the goodwill impairment of $810.9 million.

(9)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. On November 14, 2008, the Company issued 3,555,199 preferred shares and 12,657,960 warrants to purchase common shares at $42.13 per share, while receiving proceeds of $3.56 billion. The allocated fair value for the preferred shares and the warrants to purchase common shares was $3.06 billion and $491.5 million, respectively. On June 17, 2009, the Company repurchased all 3,555,199 preferred shares issued in Q4 2008 for approximately $3.57 billion, including accrued dividends. The warrants to purchase common shares were sold by the U.S. Treasury on December 11, 2009 at a price of $11.75 per warrant. The sale by the US Treasury had no impact on the company’s equity. The warrants remain outstanding and are included in paid-in capital on the balance sheet.

(10)	Effective February 27, 2009 the Company acquired Chevy Chase Bank, FSB for $475.9 million, which included $9.8 billion in loans and $13.6 billion in deposits. The Company paid cash of $445.0 million and issued 2.6 million shares valued at $30.9 million.

(11)	Includes the FDIC Special Assessment of $80.5 million.

(12)	Average equity includes the impact of the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share.

(13)	The calculation of net income (loss) available to common shareholders includes the impact from dividends on preferred shares of $38.0 million and from the accretion of the discount on preferred shares of $461.7 million. With the repayment of the preferred shares to the U.S. Treasury, the remaining accretion was acelerated to Q2 2009 and treated as a dividend. Subsequent to this transaction thre is no difference between net income (loss) and net income (loss) available to common shareholders.

(14)	Results and balances have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009. The following highlights the changes to key line items from what was previously disclosed.

(in millions)	Q3 2009	Q2 2009	Q1 2009
Net income increase (decrease)	$(32.1)	$(1.4)	$3.8
Loans held for investment (decrease)	(68.7)	(134.1)	(606.0)
Goodwill increase	40.0	187.0	478.0
Other assets (including deferred taxes) increase	25.7	23.3	169.6

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets and is considered a non-GAAP measure. See accompanying schedule Reconciliation to GAAP Financial Measures for a reconciliation of tangible assets.

(E)	Includes stockholders’ equity less preferred shares less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same and is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of tangible common equity.

(F)	Net income (loss) available to common shareholders equals net income (loss) less dividends on preferred shares.

(G)	Earnings per share is based on net income (loss) available to common shareholders.

(H)	Tangible Common Equity to Tangible Assets Ratio (“TCE Ratio”) is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of the TCE Ratio.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which they originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	For the Three Months Ended December 31, 2009
	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$1,954,213	$1,215,901	$3,170,114
Non-interest income	1,411,752	(212,824)	1,198,928

Total revenue	3,365,965	1,003,077	4,369,042
Provision for loan and lease losses	843,728	1,003,077	1,846,805
Net charge-offs	$1,184,894	$1,003,077	$2,187,971

Balance Sheet Measures
Loans held for investment	$90,618,999	$46,183,903	$136,802,902
Total assets	$169,400,094	$42,767,131	$212,167,225
Total liabilities	$142,810,684	$42,767,131	$185,577,815
Average loans held for investment	$94,731,990	$43,452,191	$138,184,181
Average earning assets	$143,682,608	$40,236,099	$183,918,707
Average total assets	$169,885,959	$40,568,925	$210,454,884
Average total liabilities	$143,368,047	$40,568,925	$183,936,972
Delinquencies	$3,746,264	$2,718,895	$6,465,159

The table below presents a reconciliation of tangible common equity and tangible assets, which are the components used to calculate the tangible common equity “TCE” ratio. The Company believes the TCE ratio is an important financial measure of capital strength to our investors and readers even though it is considered to be a non-GAAP measure.

(dollars in millions)(unaudited)	2009 Q4	2009 Q3(5)	2009 Q2(5)	2009 Q1(5)	2008 Q4
Equity	$26,589	$26,192	$25,328	$26,748	$26,612
Less: preferred stock	—	—	38	(3,159)	(3,120)
Less: intangible assets (4)	(14,106)	(14,117)	(14,166)	(14,201)	(12,503)

Tangible common equity	$12,483	$12,075	$11,200	$9,388	$10,989

Total assets	212,167	209,714	214,220	219,988	209,875
Less: discontinued ops assets	(24)	(31)	(46)	(31)	(35)

Total assets- continuing ops	212,143	209,683	214,174	219,957	209,840
Less: intangible assets (4)	(14,106)	(14,117)	(14,166)	(14,201)	(12,503)

Tangible assets	$198,037	$195,566	$200,008	$205,756	$197,337

TCE ratio	6.30	6.17	5.60	4.56	5.57

(1)	Income statement adjustments reclassify the net of finance charges of $1,320.8 million, past-due fees of $193.5 million, other interest income of $(50.7) million and interest expense of $247.7 million; and net charge-offs of $1,003.1 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans or mortgage loans which have been sold in whole loan sale transactions or securitizations where the Company has retained servicing rights.

(3)	Based on continuing operations.

(4)	Includes impact from related deferred taxes.

(5)	Amounts have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of December 31 2009	As of September 30 2009(1)	As of December 31 2008
Assets:
Cash and due from banks	$3,100,110	$2,719,100	$2,047,839
Federal funds sold and resale agreements	541,570	544,793	636,752
Interest-bearing deposits at other banks	5,042,944	863,310	4,806,752

Cash and cash equivalents	8,684,624	4,127,203	7,491,343
Securities available for sale	38,829,562	37,693,001	31,003,271
Securities held to maturity	80,577	83,608	—
Loans held for sale	268,307	141,158	68,462
Loans held for investment	90,618,999	96,714,341	101,017,771
Less: Allowance for loan and lease losses	(4,127,395)	(4,513,493)	(4,523,960)

Net loans held for investment	86,491,604	92,200,848	96,493,811
Accounts receivable from securitizations	7,629,597	6,985,200	6,342,754
Premises and equipment, net	2,735,623	2,773,173	2,313,106
Interest receivable	936,146	910,642	827,909
Goodwill	13,596,368	13,564,807	11,964,487
Other	10,147,686	9,983,892	9,408,309

Total assets	$169,400,094	$168,463,532	$165,913,452

Liabilities:
Non-interest-bearing deposits	$13,438,659	$12,734,589	$11,293,852
Interest-bearing deposits	102,370,437	101,768,522	97,326,937
Senior and subordinated notes	9,045,470	9,208,769	8,308,843
Other borrowings	11,968,461	12,126,181	14,869,648
Interest payable	509,105	582,969	676,398
Other	5,478,552	5,850,124	6,825,341

Total liabilities	142,810,684	142,271,154	139,301,019

Stockholders’ Equity:
Preferred stock	—	—	3,096,466
Common stock	5,024	5,021	4,384
Paid-in capital, net	18,954,823	18,928,719	17,278,102
Retained earnings and cumulative other comprehensive income	10,810,022	10,431,005	9,399,368
Less: Treasury stock, at cost	(3,180,459)	(3,172,367)	(3,165,887)

Total stockholders’ equity	26,589,410	26,192,378	26,612,433

Total liabilities and stockholders’ equity	$169,400,094	$168,463,532	$165,913,452

(1)	Amounts have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2009	September 30 2009(2)	December 31 2008	December 31 2009	December 31 2008
Interest Income:
Loans held for investment, including past-due fees	$2,108,325	$2,220,208	$2,306,796	$8,757,066	$9,460,378
Investment securities	403,750	398,835	367,902	1,610,210	1,224,012
Other	83,013	83,195	94,123	297,309	427,609

Total interest income	2,595,088	2,702,238	2,768,821	10,664,585	11,111,999

Interest Expense:
Deposits	426,415	479,178	684,756	2,093,019	2,512,040
Senior and subordinated notes	71,093	74,032	92,519	260,282	444,854
Other borrowings	143,367	143,860	189,149	614,169	1,006,390

Total interest expense	640,875	697,070	966,424	2,967,470	3,963,284

Net interest income	1,954,213	2,005,168	1,802,397	7,697,115	7,148,715
Provision for loan and lease losses	843,728	1,173,208	2,098,921	4,230,111	5,101,040

Net interest income (loss) after provision for loan and lease losses	1,110,485	831,960	(296,524)	3,467,004	2,047,675

Non-Interest Income:
Servicing and securitizations	743,075	720,698	590,948	2,279,826	3,384,468
Service charges and other customer-related fees	502,721	496,392	557,331	1,997,013	2,232,363
Mortgage servicing and other	(30,470)	8,656	14,048	14,729	105,038
Interchange	112,421	122,585	129,409	501,798	562,117
Net impairment losses recognized in earnings (1)	(10,384)	(11,173)	(4,808)	(31,951)	(10,916)
Other	94,389	215,210	81,358	524,737	470,901

Total non-interest income	1,411,752	1,552,368	1,368,286	5,286,152	6,743,971

Non-Interest Expense:
Salaries and associate benefits	641,225	648,180	574,199	2,477,655	2,335,737
Marketing	187,958	103,698	264,943	588,338	1,118,208
Communications and data processing	171,286	175,575	196,924	740,543	755,989
Supplies and equipment	129,422	122,777	130,038	499,582	519,687
Occupancy	121,822	113,913	112,492	450,871	377,192
Restructuring expense	32,037	26,357	52,839	119,395	134,464
Goodwill impairment charge	—	—	810,876	—	810,876
Other	664,243	611,558	615,632	2,540,670	2,157,874

Total non-interest expense	1,947,993	1,802,058	2,757,943	7,417,054	8,210,027

Income from continuing operations before income taxes	574,244	582,270	(1,686,181)	1,336,102	581,619
Income taxes	170,359	145,212	(289,856)	349,485	497,102

Income from continuing operations, net of tax	403,885	437,058	(1,396,325)	986,617	84,517
Loss from discontinued operations, net of tax	(28,293)	(43,587)	(25,221)	(102,836)	(130,515)

Net income	$375,592	$393,471	$(1,421,546)	$883,781	$(45,998)

Net income (loss) available to common shareholders	$375,592	$393,471	$(1,454,269)	$319,873	$(78,721)

Basic earnings per common share
Income (loss) from continuing operations	$0.90	$0.97	$(3.67)	$0.99	$0.14
Loss from discontinued operations	(0.07)	(0.09)	(0.07)	(0.24)	(0.35)

Net Income (loss) per common share	$0.83	$0.88	$(3.74)	$0.75	$(0.21)

Diluted earnings per common share
Income (loss) from continuing operations	$0.89	$0.96	$(3.67)	$0.98	$0.14
Loss from discontinued operations	(0.06)	(0.09)	(0.07)	(0.24)	(0.35)

Net Income (loss) per common share	$0.83	$0.87	$(3.74)	$0.74	$(0.21)

Dividends paid per common share	$0.05	$0.05	$0.375	$0.525	$1.50

(1)	For the three months and year ended December 31, 2009, the Company recorded other-than-temporary impairment losees of $10.4 million and $31.6 million, respectively. Total unrealized losess on these securities recognized in other comprehensive income as a component of stockholders’ equity at December 31, 2009 was $181.3 million.

(2)	Amounts have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 12/31/09			Quarter Ended 09/30/09(3)			Quarter Ended 12/31/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$94,731,990	$2,108,325	8.90%	$99,354,028	$2,220,208	8.94%	$99,334,890	$2,306,796	9.29%
Investment Securities (2)	38,486,624	403,750	4.20%	37,376,895	398,835	4.27%	28,961,247	367,902	5.08%
Other	10,444,494	83,013	3.18%	8,548,610	83,195	3.89%	9,502,781	94,123	3.96%

Total earning assets	$143,663,108	$2,595,088	7.23%	$145,279,533	$2,702,238	7.44%	$137,798,918	$2,768,821	8.04%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	10,587,851	13,696	0.52%	10,418,557	12,745	0.49%	$9,874,696	$28,460	1.15%
Money market deposit accounts	37,460,109	96,583	1.03%	36,036,826	96,477	1.07%	28,556,264	171,891	2.41%
Savings accounts	15,416,242	35,326	0.92%	12,266,254	22,772	0.74%	7,275,816	11,774	0.65%
Other consumer time deposits	27,273,129	200,499	2.94%	32,075,905	248,272	3.10%	33,712,504	337,651	4.01%
Public fund CD’s of $100,000 or more	753,764	2,201	1.17%	1,061,134	2,789	1.05%	1,213,364	7,323	2.41%
CD’s of $100,000 or more	8,633,998	76,692	3.55%	9,764,172	92,681	3.80%	9,508,463	104,134	4.38%
Foreign time deposits	1,019,090	1,418	0.56%	1,482,519	3,442	0.93%	3,002,402	23,523	3.13%

Total interest-bearing deposits	$101,144,183	$426,415	1.69%	$103,105,367	$479,178	1.86%	$93,143,509	$684,756	2.94%
Senior and subordinated notes	8,759,304	71,093	3.25%	9,553,950	74,032	3.10%	8,034,423	92,519	4.61%
Other borrowings	14,156,503	143,367	4.05%	13,480,527	143,860	4.27%	16,428,096	189,149	4.61%

Total interest-bearing liabilities	$124,059,990	$640,875	2.07%	$126,139,844	$697,070	2.21%	$117,606,028	$966,424	3.29%

Net interest spread			5.16%			5.23%			4.75%

Interest income to average earning assets			7.23%			7.44%			8.04%
Interest expense to average earning assets			1.78%			1.92%			2.81%

Net interest margin			5.44%			5.52%			5.23%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

(2)	Includes securities available for sale and securities held to maturity.

(3)	Amounts have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 12/31/09			Quarter Ended 09/30/09(4)			Quarter Ended 12/31/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$138,184,181	$3,638,071	10.53%	$143,539,902	$3,749,876	10.45%	$146,586,152	$3,808,363	10.39%
Investment Securities (3)	38,486,624	403,750	4.20%	37,376,895	398,835	4.27%	28,961,247	367,902	5.08%
Other	7,228,402	16,832	0.93%	4,957,393	18,038	1.46%	7,112,807	29,558	1.66%

Total earning assets	$183,899,207	$4,058,653	8.83%	$185,874,190	$4,166,749	8.97%	$182,660,206	$4,205,823	9.21%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,587,851	$13,696	0.52%	$10,418,557	$12,745	0.49%	$9,874,696	$28,460	1.15%
Money market deposit accounts	37,460,109	96,583	1.03%	36,036,826	96,477	1.07%	28,556,264	171,891	2.41%
Savings accounts	15,416,242	35,326	0.92%	12,266,254	22,772	0.74%	7,275,816	11,774	0.65%
Other consumer time deposits	27,273,129	200,499	2.94%	32,075,905	248,272	3.10%	33,712,504	337,651	4.01%
Public fund CD’s of $100,000 or more	753,764	2,201	1.17%	1,061,134	2,789	1.05%	1,213,364	7,323	2.41%
CD’s of $100,000 or more	8,633,998	76,692	3.55%	9,764,172	92,681	3.80%	9,508,463	104,134	4.38%
Foreign time deposits	1,019,090	1,418	0.56%	1,482,519	3,442	0.93%	3,002,402	23,523	3.13%

Total interest-bearing deposits	$101,144,183	$426,415	1.69%	$103,105,367	$479,178	1.86%	$93,143,509	$684,756	2.94%
Senior and subordinated notes	8,759,304	71,093	3.25%	9,553,950	74,032	3.10%	8,034,423	92,519	4.61%
Other borrowings	14,156,503	143,367	4.05%	13,480,527	143,860	4.27%	16,428,096	189,149	4.61%
Securitization liability	40,588,015	247,664	2.44%	41,251,788	257,642	2.50%	45,610,272	471,517	4.14%

Total interest-bearing liabilities	$164,648,005	$888,539	2.16%	$167,391,632	$954,712	2.28%	$163,216,300	$1,437,941	3.52%

Net interest spread			6.67%			6.69%			5.69%

Interest income to average earning assets			8.83%			8.97%			9.21%
Interest expense to average earning assets			1.93%			2.05%			3.15%

Net interest margin			6.90%			6.91%			6.06%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

(3)	Includes securities available for sale and securities held to maturity.

(4)	Amounts have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009.

CAPITAL ONE FINANCIAL CORPORATION (COF)

LENDING INFORMATION AND STATISTICS

MANAGED BASIS (1) (10)

	2009 Q4		2009 Q3 (11)	2009 Q2 (11)	2009 Q1 (7) (11)	2008 Q4
Period end loans held for investment
(in thousands)
Domestic credit card	$60,299,827		$61,891,573	$64,760,128	$67,015,166	$70,944,581
International credit card	8,223,835		8,477,236	8,638,441	8,069,961	8,720,642

Total Credit Card	$68,523,662		$70,368,809	$73,398,569	$75,085,127	$79,665,223

Commercial and multi-family real estate	$13,843,158		$13,977,873	$14,224,950	$13,522,154	$13,303,081
Middle market	10,061,819		10,022,822	10,219,728	9,850,735	10,081,823
Specialty lending	3,554,563		3,399,432	3,227,772	3,489,813	3,547,287

Total Commercial Lending	$27,459,540		$27,400,127	$27,672,450	$26,862,702	$26,932,191
Small ticket commercial real estate	2,153,510	(12)	2,412,400	2,503,035	2,568,395	2,609,123

Total Commercial Banking	$29,613,050		$29,812,527	$30,175,485	$29,431,097	$29,541,314

Automobile	$18,186,064		$19,295,218	$19,902,401	$20,795,291	$21,494,436
Mortgages	14,893,187		15,638,974	16,579,176	9,648,271	10,098,430
Retail banking	5,135,242		5,215,155	5,366,597	5,499,070	5,603,696

Total Consumer Banking	$38,214,493		$40,149,347	$41,848,174	$35,942,632	$37,196,562

Other loans (9)	$451,697		$659,008	$694,750	$9,270,663	$533,655

Total	$136,802,902		$140,989,691	$146,116,978	$149,729,519	$146,936,754

Average loans held for investment
(in thousands)
Domestic credit card	$60,443,441		$63,298,525	$65,862,569	$69,187,704	$69,643,290
International credit card	8,299,895		8,609,235	8,327,859	8,382,679	9,440,972

Total Credit Card	$68,743,336		$71,907,760	$74,190,428	$77,570,383	$79,084,262

Commercial and multi-family real estate	$13,926,098		$13,938,037	$14,122,348	$13,437,351	$13,082,096
Middle market	10,052,406		9,911,314	10,428,398	10,003,213	10,093,083
Specialty lending	3,534,537		3,753,054	3,472,258	3,504,544	3,584,963

Total Commercial Lending	$27,513,041		$27,602,405	$28,023,004	$26,945,108	$26,760,142
Small ticket commercial real estate	2,354,204		2,470,961	2,542,082	2,600,169	2,655,883

Total Commercial Banking	$29,867,245		$30,073,366	$30,565,086	$29,545,277	$29,416,025

Automobile	$18,767,555		$19,635,979	$20,303,296	$21,123,000	$21,967,154
Mortgages	15,345,635		15,926,662	16,715,061	9,897,086	10,201,024
Retail banking	5,000,933		5,513,230	5,703,274	5,523,011	5,366,737

Total Consumer Banking	$39,114,123		$41,075,871	$42,721,631	$36,543,097	$37,534,915

Other loans (9)	$459,477		$482,905	$535,681	$3,523,335	$550,950

Total	$138,184,181		$143,539,902	$148,012,826	$147,182,092	$146,586,152

Net Charge-off Rates
Domestic credit card	9.59%		9.64%	9.23%	8.39%	7.08%
International credit card	9.52%		9.19%	9.32%	7.30%	5.84%

Total Credit Card	9.58%		9.59%	9.24%	8.27%	6.93%

Commercial and multi-family real estate (5)	3.02%		1.37%	0.92%	0.63%	1.16%
Middle market (5)	0.75%		0.56%	0.58%	0.07%	0.47%
Specialty lending	1.85%		1.39%	0.99%	0.86%	0.47%

Total Commercial Lending (5)	2.04%		1.08%	0.80%	0.45%	0.81%
Small ticket commercial real estate	13.08	% (12)	5.19%	1.86%	1.74%	0.90%

Total Commercial Banking (5)	2.91%		1.42%	0.89%	0.56%	0.82%

Automobile	4.55%		4.38%	3.65%	4.88%	5.67%
Mortgages (5)	0.71%		0.69%	0.43%	0.45%	0.46%
Retail banking (5)	3.03%		2.44%	2.42%	2.37%	2.15%

Total Consumer Banking (5)	2.85%		2.69%	2.23%	3.30%	3.75%

Other loans	28.26%		28.53%	37.00%	4.47%	21.65%

Total	6.33%		6.00%	5.64%	5.41%	4.98%

30+ day performing delinquency rate
Domestic credit card	5.78%		5.38%	4.77%	5.08%	4.78%
International credit card	6.55%		6.63%	6.69%	6.25%	5.51%

Total Credit Card	5.88%		5.53%	4.99%	5.20%	4.86%

Automobile (8)	10.03%		9.52%	8.89%	7.48%	9.90%
Mortgages (5)	1.26%		1.17%	0.97%	1.91%	1.57%
Retail banking (5)	1.23%		1.26%	0.91%	1.16%	1.06%

Total Consumer Banking (5)	5.43%		5.19%	4.73%	5.01%	6.31%

Non Performing Asset Rates (2) (6)
Commercial and multi-family real estate (5)	3.25%		2.66%	2.15%	2.00%	1.21%
Middle market (5)	1.09%		1.25%	1.15%	0.57%	0.43%
Specialty lending	2.25%		2.12%	2.11%	1.16%	1.05%

Total Commercial Lending (5)	2.33%		2.08%	1.78%	1.37%	0.89%
Small ticket commercial real estate	4.87	% (12)	11.39%	10.08%	8.00%	6.67%

Total Commercial Banking (5)	2.52%		2.84%	2.47%	1.95%	1.41%

Automobile (8)	0.92%		0.87%	0.78%	0.69%	1.06%
Mortgages (5)	2.24%		1.83%	1.51%	1.89%	1.28%
Retail banking (5)	2.11%		1.98%	1.88%	1.68%	1.51%

Total Consumer Banking (5)	1.60%		1.39%	1.21%	1.16%	1.19%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CREDIT CARD SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q4	2009 Q3	2009 Q2	2009 Q1	2008 Q4
Credit Card:
Earnings
Net interest income	$2,029,221	$2,024,250	$1,797,303	$1,691,688	$1,816,484
Non-interest income	897,006	966,862	897,440	985,481	1,138,220

Total revenue	$2,926,227	$2,991,112	$2,694,743	$2,677,169	$2,954,704
Provision for loan and lease losses	1,204,693	1,643,721	1,520,292	1,682,786	2,164,529
Non-interest expenses	942,428	897,578	909,572	988,652	1,075,446

Income (loss) before taxes	779,106	449,813	264,879	5,731	(285,271)
Income taxes (benefit)	269,182	158,074	92,251	2,402	(98,053)

Net income (loss)	$509,924	$291,739	$172,628	$3,329	$(187,218)

Selected Metrics
Period end loans held for investment	$68,523,662	$70,368,809	$73,398,569	$75,085,127	$79,665,223
Average loans held for investment	$68,743,336	$71,907,760	$74,190,428	$77,570,383	$79,084,262
Loans held for investment yield	14.21%	13.75%	12.31%	11.51%	12.56%
Revenue margin	17.03%	16.64%	14.53%	13.81%	14.94%
Net charge-off rate	9.58%	9.59%	9.24%	8.27%	6.93%
30+ day performing delinquency rate	5.88%	5.53%	4.99%	5.20%	4.86%
Purchase Volume (3)	$26,865,498	$25,982,259	$25,746,799	$23,473,560	$27,564,750

Domestic Card Sub-segment
Earnings
Net interest income	$1,781,573	$1,797,173	$1,586,686	$1,504,695	$1,608,705
Non-interest income	793,934	855,571	794,440	883,891	1,018,689

Total revenue	$2,575,507	$2,652,744	$2,381,126	$2,388,586	$2,627,394
Provision for loan and lease losses	1,033,341	1,436,959	1,336,736	1,521,997	2,000,928
Non-interest expenses	832,878	769,995	787,624	865,460	897,687

Income (loss) before taxes	709,288	445,790	256,766	1,129	(271,221)
Income taxes (benefit)	248,251	156,027	89,868	396	(94,928)

Net income (loss)	$461,037	$289,763	$166,898	$733	$(176,293)

Selected Metrics
Period end loans held for investment	$60,299,827	$61,891,573	$64,760,128	$67,015,166	$70,944,581
Average loans held for investment	$60,443,441	$63,298,525	$65,862,569	$69,187,704	$69,643,290
Loans held for investment yield	14.08%	13.74%	12.17%	11.40%	12.52%
Revenue margin	17.04%	16.76%	14.46%	13.81%	15.09%
Net charge-off rate	9.59%	9.64%	9.23%	8.39%	7.08%
30+ day performing delinquency rate	5.78%	5.38%	4.77%	5.08%	4.78%
Purchase Volume (3)	$24,592,679	$23,760,963	$23,610,760	$21,601,837	$25,217,781

International Card Sub-segment
Earnings
Net interest income	$247,648	$227,077	$210,617	$186,993	$207,779
Non-interest income	103,072	111,291	103,000	101,590	119,531

Total revenue	$350,720	$338,368	$313,617	$288,583	$327,310
Provision for loan and lease losses	171,352	206,762	183,556	160,789	163,601
Non-interest expenses	109,550	127,583	121,948	123,192	177,759

Income (loss) before taxes	69,818	4,023	8,113	4,602	(14,050)
Income taxes (benefit)	20,931	2,047	2,383	2,006	(3,125)

Net income (loss)	$48,887	$1,976	$5,730	$2,596	$(10,925)

Selected Metrics
Period end loans held for investment	$8,223,835	$8,477,236	$8,638,441	$8,069,961	$8,720,642
Average loans held for investment	$8,299,895	$8,609,235	$8,327,859	$8,382,679	$9,440,972
Loans held for investment yield	15.19%	13.81%	13.42%	12.41%	12.84%
Revenue margin	16.90%	15.72%	15.06%	13.77%	13.87%
Net charge-off rate	9.52%	9.19%	9.32%	7.30%	5.84%
30+ day performing delinquency rate	6.55%	6.63%	6.69%	6.25%	5.51%
Purchase Volume (3)	$2,272,819	$2,221,296	$2,136,039	$1,871,723	$2,346,969

CAPITAL ONE FINANCIAL CORPORATION (COF)

COMMERCIAL BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q4	2009 Q3 (11)	2009 Q2 (11)	2009 Q1 (11)	2008 Q4
Commercial Banking:
Earnings
Net interest income	$318,576	$301,308	$279,045	$245,459	$248,913
Non-interest income	37,992	43,299	49,043	41,214	42,803

Total revenue	$356,568	$344,607	$328,088	$286,673	$291,716
Provision for loan and lease losses	368,493	375,095	122,497	117,304	133,154
Non-interest expenses	197,355	166,043	155,574	141,805	121,420

Income (loss) before taxes	(209,280)	(196,531)	50,017	27,564	37,142
Income taxes (benefit)	(73,248)	(68,786)	17,506	9,647	13,000

Net income (loss)	$(136,032)	$(127,745)	$32,511	$17,917	$24,142

Selected Metrics
Period end loans held for investment	$29,613,050	$29,812,527	$30,175,485	$29,431,097	$29,541,314
Average loans held for investment	$29,867,245	$30,073,366	$30,565,086	$29,545,277	$29,416,025
Loans held for investment yield	5.11%	5.06%	5.01%	4.92%	5.72%
Period end deposits	$20,480,297	$18,617,112	$16,897,441	$15,691,679	$16,483,361
Average deposits	$19,420,005	$17,760,860	$17,020,998	$16,045,943	$15,103,199
Deposit interest expense rate	0.80%	0.75%	0.77%	0.92%	1.42%
Core deposit intangible amortization	$13,847	$9,664	$9,959	$9,092	$9,353
Net charge-off rate (5)	2.91%	1.42%	0.89%	0.56%	0.82%
Non-performing loans as a percentage of loans held for investment (5)	2.37%	2.65%	2.33%	1.85%	1.31%
Non-performing asset rate (5)	2.52%	2.84%	2.47%	1.95%	1.41%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CONSUMER BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q4	2009 Q3 (11)	2009 Q2 (11)	2009 Q1 (11)	2008 Q4
Consumer Banking:
Earnings
Net interest income	$833,369	$847,651	$825,923	$723,654	$759,716
Non-interest income	153,099	212,704	226,128	163,257	159,831

Total revenue	$986,468	$1,060,355	$1,052,051	$886,911	$919,547
Provision for loan and lease losses	249,309	156,052	202,055	268,233	518,572
Goodwill impairment (4)	—	—	—	—	810,876
Non-interest expenses	749,021	680,970	724,735	579,724	629,257

Income (loss) before taxes	(11,862)	223,333	125,261	38,954	(1,039,158)
Income taxes (benefit)	(4,152)	78,166	43,842	13,634	(86,457)

Net income (loss)	$(7,710)	$145,167	$81,419	$25,320	$(952,701)

Selected Metrics
Period end loans held for investment	$38,214,493	$40,149,347	$41,848,174	$35,942,632	$37,196,562
Average loans held for investment	$39,114,123	$41,075,871	$42,721,631	$36,543,097	$37,534,915
Loans held for investment yield	8.83%	8.89%	8.69%	9.02%	9.22%
Auto loan originations	1,018,125	1,512,707	1,341,583	1,463,402	1,476,136
Period end deposits	$74,144,805	$72,252,596	$73,882,639	$63,422,760	$61,763,503
Average deposits	$72,975,666	$73,284,397	$74,320,889	$62,730,380	$60,747,850
Deposit interest expense rate	1.41%	1.58%	1.76%	2.04%	2.45%
Core deposit intangible amortization	$39,974	$45,856	$47,259	$35,593	$36,615
Net charge-off rate (5)	2.85%	2.69%	2.23%	3.30%	3.75%
Non-performing loans as a percentage of loans held for investment (5) (8)	1.45%	1.26%	1.08%	0.98%	0.93%
Non-performing asset rate (5) (8)	1.60%	1.39%	1.21%	1.16%	1.19%
30+ day performing delinquency rate (5) (8)	5.43%	5.19%	4.73%	5.01%	6.31%
Period end loans serviced for others	$30,283,326	$30,659,074	$31,491,554	$22,270,797	$22,926,037

CAPITAL ONE FINANCIAL CORPORATION (COF)

OTHER AND TOTAL SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q4	2009 Q3 (11)	2009 Q2 (11)	2009 Q1 (7) (11)	2008 Q4
Other:
Earnings
Net interest income	$(11,051)	$38,828	$55,083	$89,189	$(57,233)
Non-interest income	110,829	149,802	16,905	(204,290)	(157,674)

Total revenue	$99,778	$188,630	$71,988	$(115,101)	$(214,907)
Provision for loan and lease losses	24,309	25,508	59,129	63,634	63,043
Restructuring expenses	32,036	26,356	43,374	17,627	52,839
Non-interest expenses	27,152	31,111	88,457	17,481	68,105

Income (loss) before taxes	16,281	105,655	(118,972)	(213,843)	(398,894)
Income taxes (benefit)	(21,423)	(22,242)	(61,194)	(84,173)	(118,346)

Net income (loss)	$37,704	$127,897	$(57,778)	$(129,670)	$(280,548)

Selected Metrics
Period end loans held for investment (9)	$451,697	$659,008	$694,750	$9,270,663	$533,655
Average loans held for investment (9)	$459,477	$482,905	$535,681	$3,523,335	$550,950
Period end deposits	$21,183,994	$23,633,403	$25,944,110	$42,001,885	$30,373,925
Average deposits	$22,201,746	$24,837,483	$28,262,122	$33,360,422	$28,242,075

Total:
Earnings
Net interest income	$3,170,115	$3,212,037	$2,957,354	$2,749,990	$2,767,880
Non-interest income	1,198,926	1,372,667	1,189,516	985,662	1,183,180

Total revenue	$4,369,041	$4,584,704	$4,146,870	$3,735,652	$3,951,060
Provision for loan and lease losses	1,846,804	2,200,376	1,903,973	2,131,957	2,879,298
Restructuring expenses	32,036	26,356	43,374	17,627	52,839
Goodwill impairment (4)	—	—	—	—	810,876
Non-interest expenses	1,915,956	1,775,702	1,878,338	1,727,662	1,894,228

Income (loss) before taxes	574,245	582,270	321,185	(141,594)	(1,686,181)
Income taxes (benefit)	170,359	145,212	92,405	(58,490)	(289,856)

Net income (loss)	$403,886	$437,058	$228,780	$(83,104)	$(1,396,325)

Selected Metrics
Period end loans held for investment	$136,802,902	$140,989,691	$146,116,978	$149,729,519	$146,936,754
Average loans held for investment	$138,184,181	$143,539,902	$148,012,826	$147,182,092	$146,586,152
Period end deposits	$115,809,096	$114,503,111	$116,724,190	$121,116,324	$108,620,789
Average deposits	$114,597,417	$115,882,740	$119,604,009	$112,136,745	$104,093,124

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOAN DISCLOSURES AND SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this report reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Non performing assets is comprised of non performing loans and other real estate owned (OREO). The non performing asset rate equals non performing assets divided by the sum of loans held for investment and OREO.

(3)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(4)	In the fourth quarter of 2008 the Company recorded impairment of goodwill in its automobile business of $810.9 million.

(5)	Net charge-off rates and 30+ day performing delinquency rates include period end loans held for investment and average loans held for investment acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition. The period end and average loans held for investment and metrics excluding such loans are as follows. Net charge-off dollars were unchanged.

	Q4 2009	Q3 2009(11)	Q2 2009(11)
CCB period end acquired loan portfolio (in millions)	$7,250.5	$7,885.0	$8,643.5
CCB average acquired loan portfolio (in millions)	$7,511.9	$8,028.8	$8,498.9
Net charge-off rate
Commercial and Multi-Family Real Estate	3.05%	1.38%	0.95%
Middle Market	0.75%	0.56%	0.61%

Total Commercial Lending	2.05%	1.08%	0.83%

Total Commercial Banking	2.93%	1.43%	0.92%

Mortgage	1.24%	1.24%	0.77%
Retail Banking	3.20%	2.57%	2.56%

Total Consumer Banking	3.45%	3.28%	2.72%

30+ day performing delinquency rate
Mortgage	2.18%	2.06%	1.76%
Retail Banking	1.30%	1.33%	0.96%

Total Consumer Banking	6.56%	6.27%	5.61%

Non performing asset rate
Commercial and Multi-Family Real Estate	3.34%	2.79%	2.25%
Middle Market	1.13%	1.30%	1.21%

Total Commercial Lending	2.39%	2.15%	1.85%

Total Commercial Banking	2.62%	2.95%	2.54%

Mortgage	3.88%	3.24%	2.73%
Retail Banking	2.23%	2.09%	1.88%

Total Consumer Banking	1.93%	1.68%	1.47%

Non performing loans as a percentage of loans held for investment
Commercial Banking	2.43%	2.73%	2.40%
Consumer Banking	1.75%	1.53%	1.32%

(6)	The Company’s policy is not to reclassify credit card loans as nonperforming loans. Credit card loans continue to accrue finance charges and fees until charged off. The amount of finance charges and fees considered uncollectible are suppressed and are not recognized in income.

(7)	The impact and balances from the Chevy Chase Bank acquisition are included in the Other category for the first quarter of 2009.

(8)	Includes non accrual consumer auto loans 90+ days past due.

(9)	Other loans held for investment includes unamortized premiums and discounts on loans acquired in the North Fork and Hibernia acquisitions.

(10)	During the third quarter of 2009, the Company realigned its business segment reporting structure to better reflect the manner in which the performance of the Company’s operations are evaluated. The Company now reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Segment and certain sub-segment results have been recasted for all periods presented. The three segments consist of the following:

•

Credit Card includes the Company’s domestic consumer and small business card lending, domestic national small business lending, national closed end installment lending and the international card lending businesses in Canada and the United Kingdom.

•

Commercial Banking includes the Company’s lending, deposit gathering and treasury management services to commercial real estate and middle market customers. The Commercial segment also includes the financial results of a national portfolio of small ticket commercial real estate loans that are in run-off mode.

•

Consumer Banking includes the Company’s branch based lending and deposit gathering activities for small business customers as well as its branch-based consumer deposit gathering and lending activities, national deposit gathering, consumer mortgage lending and servicing activities and national automobile lending.

The segment reorganization includes the allocation of Chevy Chase Bank to the appropriate segments. Chevy Chase Bank’s operations are included in the Commercial Banking and Consumer Banking segments beginning in the second quarter 2009. Chevy Chase Bank’s operations for the first quarter of 2009 remain in the Other category. Chevy Chase Bank’s operations are impacted by the Company’s analysis of the fair values and purchase price allocation of Chevy Chase Bank’s assets and liabilities which was finalized during the fourth quarter of 2009.

(11)	Results and balances have been recast to reflect the impact of purchase accounting adjustments from the Chevy Chase Bank acquisition as if those adjustments had been recorded at the acquisition date as the purchase accounting has been finalized during Q4 2009. The following highlights the changes to key line items from what was previously disclosed.

	Commercial Banking			Consumer Banking			Other
(in millions)	Q3 2009	Q2 2009	Q1 2009	Q3 2009	Q2 2009	Q1 2009	Q3 2009	Q2 2009	Q1 2009
Net income increase (decrease)	$2.5	$2.7	—	$(39.4)	$(8.3)	—	$4.8	$4.2	$3.8
Loans held for investment increase (decrease)	$(49.8)	$(141.9)	—	$(330.4)	$(335.5)	—	$311.5	$343.3	$(606.0)

(12)	During Q4 2009, the Company reclassified $127.5 million of small ticket commercial real estate from loans held for investment to loans held for sale and recognized charge-offs of $79.5 million.

FOR IMMEDIATE RELEASE: January 21, 2010

Capital One Reports Fourth Quarter 2009 Net Income of $375.6 million, or

$0.83 per share (diluted)

Earnings for full year 2009 of $319.9 million, or $0.74 per share (diluted) including the

($563.9) million, or ($1.31) per share, impact to net income from the repayment of the government’s TARP preferred share investment

Highlights

•	Managed net interest margin of 6.90 percent and revenue margin of 9.50 percent remained stable in the fourth quarter relative to the prior quarter.

•	Managed provision expense decreased $353.5 million from the prior quarter and was essentially flat in 2009 as compared to 2008 at $8.0 billion.

•	Non-interest expenses were up 8.1 percent in the quarter as marketing began to increase from unusually low levels earlier in 2009, and operating expenses increased as expected.

•

Tangible common equity to tangible managed assets, or “TCE ratio,” increased to 6.3 percent, up 10 basis points from the September 30, 2009 ratio of 6.2 percent, and Tier 1 capital to risk-weighted assets, or Tier 1 ratio, rose to 13.8 percent.

McLean, Va. (January 21, 2010) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2009 of $375.6 million, or $0.83 per common share (diluted), versus third quarter 2009 net income of $393.5 million, or $0.88 per common share (diluted). For the full year of 2009, net income was $319.9 million, or $0.74 per share (diluted), including the ($563.9) million, or ($1.31) per share, impact to net income from the repayment of the government’s TARP preferred share investment. This compares to a loss in 2008 of $78.7 million, or ($0.21) per share (diluted), which included a pre-tax goodwill impairment charge of $810.9 million in the automobile business.

“Capital One posted solid results as our domestic credit card and auto finance businesses delivered strong profits and resilience during the quarter despite challenging economic and credit headwinds,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Given our balance sheet strength and the stabilizing economy, we are well-positioned to take advantage of emerging opportunities to drive shareholder value in 2010.”

Total Company Results

Capital One – Fourth Quarter and Full Year 2009 Results

•

Total managed revenue in the fourth quarter of 2009 declined $215.7 million, or 4.7 percent, to $4.4 billion. The main driver of lower revenue was fewer gains from securities sales compared to the prior quarter. Managed non-interest income decreased $173.8 million in the fourth quarter, or 12.7 percent, relative to the prior quarter, while net interest income decreased $41.9 million, or 1.3 percent. Managed revenue in 2009 was flat compared to 2008 at approximately $16.8 billion as a 2.9 percent decrease in average loans year over year was offset by slightly higher margins.

•

Managed provision expense decreased $353.5 million from the prior quarter. A $386.1 million allowance release in the quarter more than offset an increase in charge-offs, driving the decrease in provision expense. The fourth quarter allowance releases in both Credit Card and Auto more than offset the allowance builds in Commercial and Consumer Banking.

•	Allowance as a percentage of reported loans was 4.55 percent in the fourth quarter of 2009 as compared to 4.67 percent in the prior quarter.

•

Average total deposits decreased by $1.3 billion, or 1.1 percent, over the prior quarter, to $114.6 billion. Period-end total deposits increased by $1.3 billion to $115.8 billion as a result of the increase in deposits late in the quarter.

•

The cost of managed interest-bearing liabilities decreased to 2.16 percent from 2.28 percent in the prior quarter as the company replaced higher-cost time deposits with money market and savings accounts, and increased the amount of non-interest bearing deposits. The overall cost of funds declined 12 basis points to 2.00 percent in the fourth quarter.

•

Average managed assets decreased $4.2 billion, or 2.0 percent, relative to the prior quarter, to $210.4 billion, driven primarily by reductions in loans held for investment. Period-end total managed assets increased by 1.2 percent over the prior quarter to $212.1 billion.

•

Non-interest expenses increased $145.9 million in the fourth quarter of 2009 from the prior quarter, driven primarily by increased marketing. Marketing increased $84.3 million, or 81.3 percent from the prior quarter. The managed efficiency ratio of 43.85 percent in the fourth quarter of 2009 was up 5.1 percentage points from 38.73 percent in the prior quarter.

•

Non-interest expenses for the full year 2009 were essentially flat compared to 2008 at $7.4 billion, excluding goodwill impairment. In response to lower loan demand and economic uncertainty, the company decreased marketing spend in 2009. This decrease was offset by the addition of Chevy Chase Bank operating expenses.

Capital One – Fourth Quarter and Full Year 2009 Results

•

The company’s TCE ratio increased to 6.3 percent on December 31, 2009, from 6.2 percent in the prior quarter. The Tier 1 risk-based capital ratio of approximately 13.8 percent increased 200 basis points relative to the prior quarter, and continues to be well above the regulatory well-capitalized minimum.

“We navigated a very challenging 2009, produced solid results and strengthened our position with additional capital and historically high allowance coverage ratios,” said Gary Perlin. “The strength of our balance sheet will continue to enable us to make the investments necessary to generate profitable growth into the future.”

Segment Results

The company reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Please refer to the Financial Supplement for additional details.

Credit Card Highlights

For details on the sub-segments’ results, please refer to the Financial Supplement.

The Credit Card segment reported net income in the fourth quarter of $509.9 million, an increase of $218.2 million, or 74.8 percent, from the prior quarter’s net income of $291.7 million. Lower provision expense in the quarter was the key driver of the improved profitability.

•	Revenues of $2.9 billion were down $64.9 million, or 2.2 percent, relative to the prior quarter.

–	Domestic Card – revenues down $77.2 million, or 2.9 percent.

–	International Card – revenues up $12.4 million, or 3.7 percent.

•

Revenue margin in the Domestic Card sub-segment improved to approximately 17.0 percent in the fourth quarter, up from 16.8 percent in the prior quarter. In 2010, we expect quarterly revenue margin to moderate, but remain close to its fourth quarter 2009 level.

•	Period-end loans in the Credit Card segment were $68.5 billion, a decline of $1.8 billion, or 2.6 percent, from the prior quarter.

–	Domestic Card – loans declined $1.6 billion, or 2.6 percent, to $60.3 billion at the end of the fourth quarter. Approximately $1.0 billion of the decline came from the continued run-off of the company’s nationally-originated Installment Loans.

–	International Card – loans declined $0.3 billion, or 3.0 percent, to $8.2 billion.

Capital One – Fourth Quarter and Full Year 2009 Results

•	The managed net charge-off rate for the Credit Card segment remained essentially flat at 9.58 percent in the fourth quarter of 2009.

–	Domestic Card – net charge-offs decreased 5 basis points to 9.59 percent in the fourth quarter from 9.64 percent in the prior quarter.

–	International Card – net charge-offs increased 33 basis points to 9.52 percent from 9.19 percent in the prior quarter.

•	The 30+ day performing delinquency rate for the Credit Card segment increased 35 basis points to 5.88 percent in the fourth quarter of 2009 from 5.53 percent in the prior quarter.

–	Domestic Card – delinquencies increased 40 basis points to 5.78 percent from 5.38 percent in the prior quarter.

–	International Card – delinquencies decreased 8 basis points to 6.55 percent from 6.63 percent in the prior quarter.

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending, and specialty lending, which are summarized under Commercial Lending, and small ticket commercial real estate. The total segment reported a net loss of $136.0 million in the fourth quarter, relative to a net loss of $127.7 million in the prior quarter. Commercial Banking revenue increased $12.0 million, or 3.5 percent, to $356.6 million in the fourth quarter of 2009, while non-interest expense increased $31.3 million, or 18.9 percent, to $197.4 million. Increases in non-interest expense were driven by rising costs associated with managing loss mitigation and continuing infrastructure investments.

•	Average loans of $29.9 billion declined $206.1 million, or 0.7 percent, during the fourth quarter from $30.1 billion during the prior quarter.

–	Commercial lending – declined $89.4 million, or 0.3 percent, to $27.5 billion.

–	Small ticket commercial real estate – declined $116.8 million, or 4.7 percent, to $2.4 billion.

•

Average deposits increased $1.7 billion, or 9.3 percent, to $19.4 billion during the fourth quarter from $17.8 billion during the prior quarter, while the deposit interest expense rose to 80 basis points.

•	Provision expense decreased $6.6 million relative to the prior quarter.

•	The managed net charge-off rate for Commercial Banking increased 149 basis points in the fourth quarter of 2009 to 2.91 percent from 1.42 percent in the prior quarter.

–	Commercial lending – 2.04 percent, an increase of 96 basis points over the prior quarter.

Capital One – Fourth Quarter and Full Year 2009 Results

–	Small ticket commercial real estate – 13.08 percent, an increase of 789 basis points over the prior quarter. The increase in the charge-of rate is primarily related to the write-down of a portfolio of small ticket CRE non-performing loans as the company moved them to held-for-sale. This move also resulted in a drop in the non-performing asset rate for small ticket CRE from 11.39 percent in the third quarter to 4.87 percent in the fourth quarter.

–	Non-performing loans as a percentage of loans held for investment for Commercial Banking was 2.37 percent, a decrease of 28 basis points from 2.65 percent at the end of the prior quarter.

Consumer Banking highlights

For more lending information and statistics on the segment’s results, please refer to the Financial Supplement.

Consumer Banking reported a net loss for the fourth quarter of $7.7 million compared to net income of $145.2 million in the third quarter. Revenue declined $73.9 million in the quarter. Provision expense increased $93.3 million, driven by seasonal increases in Auto Finance and continued deterioration in mortgage and home equity credit trends. Non-interest expense increased $68.1 million, or 10 percent relative to the prior quarter, as a result of several factors including planned expenses related to the integration of Chevy Chase Bank and investments to build a scalable banking infrastructure to ensure that the company is well positioned to take advantage of opportunities to grow our banking business.

•

Average loans declined $2.0 billion, or 4.8 percent, to $39.1 billion compared to average loans of $41.1 billion in the prior quarter. Auto finance loans declined as a result of the company’s earlier efforts to retrench the auto finance business. Mortgage loans declined as the company continued to experience expected run off in the portfolio.

–	Auto – declined $868.4 million, or 4.4 percent, to $18.8 billion.

–	Mortgage – declined $581.0 million, or 3.6 percent, to $15.3 billion.

–	Retail banking – declined $512.3 million, or 9.3 percent, to $5.0 billion.

•

Average deposits in the Consumer Banking segment declined $0.3 billion, or 0.4 percent, to $73.0 billion during the fourth quarter from $73.3 billion in the prior quarter. Improved deposit mix and favorable interest rates drove a 17 basis point improvement in the deposit interest expense rate in the fourth quarter.

•

The managed net charge-off rate for Consumer Banking increased 16 basis points in the fourth quarter of 2009 to 2.85 percent from 2.69 percent in the prior quarter. The increase in Auto charge-offs resulted primarily from expected seasonal patterns and the impact of the decline in the denominator. Mortgage charge-offs were essentially flat.

–	Auto – 4.55 percent, an increase of 17 basis points

Capital One – Fourth Quarter and Full Year 2009 Results

–	Mortgage – 0.71 percent, an increase of 2 basis points

–	Retail banking – 3.03 percent, an increase of 59 basis points

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release dated January 21, 2010; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2008 and reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009.

Capital One – Fourth Quarter and Full Year 2009 Results

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $115.8 billion in deposits and $212.0 billion in total managed assets outstanding as of December 31, 2009. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

###

NOTE: Fourth quarter 2009 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 4:30 pm (ET) earnings conference call is accessible through the same link.